Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2009 Results

Second Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $48.6 million, or $1.92 per diluted common share
-	FFO loss of $48.1 million, or $1.90 per diluted common share[1]
-	Adjusted book value per share $15.18, GAAP book value per share $10.64[1]
-	Completed restructuring of $388.5 million of short-term debt and remaining $18.7 million of trust preferred securities in July 2009
-	Generated gains on early extinguishment of debt of $21.5 million
-	Reduced short-term debt by $101.0 million
-	Recorded $23 million in loan loss reserves and a $23.8 million loss on a restructured loan
-	Recorded impairments of $11.7 million on equity investment and $0.4 million on available-for-sale securities
-	Amended management agreement with external manager in August 2009

Uniondale, NY, August 7, 2009 — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the second quarter ended June 30, 2009. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $48.6 million, or $1.92 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the quarter ended June 30, 2008 of $11.7 million, or $0.56 per diluted common share. Funds from operations (“FFO”) for the quarter was a loss of $48.1 million, or $1.90 per diluted common share, compared to FFO income for the quarter ended June 30, 2008 of $14.8 million, or $0.60 per diluted common share.1

1. See attached supplemental schedule of non-GAAP financial measures on page 12-13.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

Net loss attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2009 was $52.8 million, or $2.09 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2008 of $24.4 million, or $1.18 per diluted common share. FFO for the six months ended June 30, 2009 was a loss of $51.8 million, or $2.05 per diluted common share, compared to FFO for the six months ended June 30, 2008 of $29.8 million, or $1.21 per diluted common share.1

During the second quarter of 2009, the Company purchased, at a discount, approximately $11.2 million of investment grade rated bonds originally issued by two of the Company’s three CDO issuing entities from the Company’s manager in a related party transaction. The Company recorded a net gain on early extinguishment of debt of $6.5 million related to this transaction. In addition, the Company settled a $37.0 million repurchase facility with a financial institution for a cash payment of approximately $22.0 million, resulting in a gain on extinguishment of approximately $15.0 million. In connection with this transaction, the Company sold a loan financed in this facility with a carrying value of $47.0 million, at a discount, for approximately $23.2 million and recorded a loss of $23.8 million. The proceeds were used to satisfy the $22.0 million cash payment. These debt extinguishment transactions were reflected on the Company’s balance sheet as a $48.2 million reduction of the corresponding outstanding debt.

During the quarter, the Company recorded a $0.9 million loss from its equity investment in the Alpine Meadows unconsolidated joint venture, a seasonal ski resort operation. This amount reflects Arbor’s portion of the joint venture’s losses, including depreciation expense of approximately $0.2 million, and was recorded in loss from equity affiliates and as a reduction to the Company’s investment in equity affiliates on the balance sheet. Additionally, during the quarter, the Company recorded an $11.7 million other-than-temporary impairment, in accordance with GAAP, for the remaining amount of this investment which was reflected on the Company’s statement of operations as a loss from equity affiliates. GAAP accounting standards require that these investments are evaluated periodically to determine whether a decline in their value is other-than-temporary.

In the second quarter of 2009, the Company recorded $0.4 million of other-than-temporary impairment, in accordance with GAAP, associated with the Company’s available-for-sale securities. These securities represent the Company’ s investment in common stock of Realty Finance Corporation (formerly CBRE Realty Finance, Inc.), a commercial real estate specialty finance company. At June 30, 2009, the carrying value of these available-for-sale securities was approximately $0.1 million.

1. See attached supplemental schedule of non-GAAP financial measures on page 12-13.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

The net balance in the loan and investment portfolio, excluding loan loss reserves, was $2.2 billion at June 30, 2009, compared to $2.3 billion at March 31, 2009. The average balance of the loan and investment portfolio, excluding loan loss reserves, during the second quarter of 2009 was $2.3 billion and the average yield on these assets for the quarter was 5.41%, compared to $2.4 billion and 5.12% for the first quarter of 2009.

At June 30, 2009, the balance of debt financing on the loan and investment portfolio was $1.8 billion, as compared to $1.9 billion at March 31, 2009. The average balance of debt financing on the loan and investment portfolio during the second quarter of 2009 was $1.9 billion and the average cost of these borrowings was 4.45%, compared to $2.0 billion and 3.94% for the first quarter of 2009. In addition, the second quarter of 2009 included a $2.6 million increase in interest expense for a change in the market value of certain interest rate swaps in accordance with GAAP, as compared to a $0.7 million increase in interest expense in the first quarter of 2009. Excluding the effect of these swaps, the average cost of borrowings for the second quarter of 2009 was 3.90%, as compared to 3.78% for the first quarter of 2009.

On August 6, 2009, the Company amended its management agreement with Arbor Commercial Mortgage, LLC, the Company’s external manager. The amendment was negotiated by a special committee of the Company’s Board of Directors, consisting solely of independent directors, and was approved by all of the independent directors. JMP Securities LLC served as financial advisor to the special committee and Skadden, Arps, Slate, Meagher & Flom LLP served as its special counsel. The significant amendments are as follows:

•
The existing base management fee structure, which is calculated as a percentage of the Company’s equity, will be replaced with an arrangement whereby the Company will reimburse the manager for its actual costs incurred in managing the Company’s business based on the parties' agreement in advance on an annual budget with subsequent quarterly true-ups to actual costs. This change will be adopted retroactively to January 1, 2009 and the Company estimates the 2009 base management fee will be in the range of $8 million to $9 million. Concurrent with this change, all future origination fees on investments will be retained by the Company as opposed to the manager earning up to the first one percent of all origination fees in the existing agreement. In addition, the Company will make a $3 million payment to the manager in consideration of expenses incurred by the manager in 2008 in managing the Company's business and certain other services.

•
The percentage hurdle for the incentive fee will be applied on a per share basis to the greater of $10.00 and the average gross proceeds per share, whereas the existing management agreement provides for such percentage hurdle to be applied only to the average gross proceeds per share. In addition, only 60% of any loan loss and other reserve recoveries will be eligible to be included in the incentive fee calculation, which will be spread over a three year period, whereas the existing management agreement does not limit the inclusion of such recoveries in the incentive fee calculation.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

•
The amended management agreement will allow the Company to consider, from time to time, the payment of additional incentive fees to the manager for accomplishing certain specified corporate objectives.

•
The amended management agreement will modify and simplify the provisions related to the termination of the agreement and any related fees payable in such instances, including for internalization, with a termination fee of $10 million, rather than a multiple of base and incentive fees as currently exists.

•	The amended management agreement will remain in effect until December 31, 2010, and will be renewed automatically for successive one-year terms thereafter.

As a result, for the second quarter 2009, the Company recorded management fee expense of $6.3 million.

Debt Restructurings

Since May 2009, the Company has completed the restructuring of approximately $388.5 million of short-term financing facilities, resulting in longer term financing and reduced or eliminated financial covenants and mark-to-market provisions. In addition, the Company restructured all of its trust preferred securities reducing the Company’s cash requirements over the next three years. Lastly, during the quarter, warehouse and term debt was reduced by approximately $101.0 million, including settlement of a $37.0 million facility. These restructurings are described below:

In July 2009, the Company announced the restructuring of its three financing facilities with Wachovia Bank, National Association (“Wachovia”) totaling $373.9 million. The amendments included a three year extension, the virtual elimination of all margin call provisions relating to collateral value as long as required term loan reductions are met, significantly reduced covenants, quarter and semi-annual paydown requirements subject to certain conditions and an overall average increase in interest rate spread over LIBOR of approximately 180 basis points. In addition, the Company’s CEO and Chairman, Ivan Kaufman, is required to remain an officer or director of the Company for the term of the facilities. Annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%) unless the term loan facility balance is reduced to $210 million, the working capital facility is reduced to $30 million and the Company maintains $35 million of minimum liquidity. Lastly, the Company agreed to pay a 1% commitment fee and issue 1.0 million warrants at an average strike price of $4.00 which expire in July 2015. At June 30, 2009, these facilities had an outstanding balance of $373.9 million.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

As previously disclosed, in May 2009, the Company exchanged $247.1 million of its outstanding trust preferred securities, consisting of $239.7 million of junior subordinated notes issued to third party investors and $7.4 million of common equity issued to the Company, in exchange for $268.4 million of newly issued unsecured junior subordinated notes, representing 112% of the original face amount. The new notes bear a fixed interest rate of 0.50% per annum for a period of approximately three years. Thereafter, the interest rate will revert back to the original floating pay rate over LIBOR in effect prior to the exchange through the maturity of the notes. During this three year period, the Company will be permitted to make distributions of up to 100% of taxable income to common shareholders. The Company has agreed that such distributions will be paid in the form of the Company’s stock to the maximum extent permissible under the Internal Revenue Service rules and regulations in effect at the time of such distribution, with the balance payable in cash. This requirement regarding distributions in stock can be terminated by the Company at any time, provided that the Company pays the note holders the original rate of interest from the time of such termination. In conjunction with this transaction, during the quarter the Company terminated six interest rate swaps with a total notional value of $140.0 million that effectively swapped the variable LIBOR based trust preferred debt for a fixed pay rate. As a result, during the second quarter of 2009, the Company recognized an $8.7 million loss on the termination of these swaps previously recorded in accumulated other comprehensive loss representing a cumulative decrease in the market value of these swaps. Additionally, in July 2009, the Company restructured its remaining $18.7 million of trust preferred securities that were not exchanged as part of the May 2009 restructuring transaction. The Company amended the $18.7 million of junior subordinated notes to $20.9 million of unsecured junior subordinated notes, representing 112% of the original face amount. The terms of this transaction were similar to the May 2009 exchange.

In June 2009, the Company amended a repurchase agreement extending the maturity for one year to June 2010, with a one-year extension option, included the removal of all financial covenants and there was no change to the interest pay rate. At June 30, 2009, the facility had an outstanding balance of $2.8 million.

In June 2009, a repurchase facility with approximately $37.0 million outstanding, was satisfied at a discount for $22.0 million resulting in a $15.0 million gain on extinguishment of debt. The facility was scheduled to mature in October 2009. As previously described, the Company sold a loan financed in this facility at a discount for approximately $23.2 million and used the proceeds to satisfy this facility.

In May 2009, the Company amended a bridge loan warehouse agreement extending the maturity for one year to May 2010, with a one-year extension option. In addition, the amendment includes the removal of all financial covenants and bears interest at a rate of 3.50% over LIBOR representing a 25 basis point increase. At June 30, 2009, the facility had an outstanding balance of $11.8 million. In July 2009, this facility was repaid in full.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

Other Financing Activity

As of June 30, 2009, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $1.9 billion and borrowings outstanding under such facilities were $1.8 billion.

During the quarter, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $101.0 million through a combination of loan payoffs, assets being moved into the Company’s CDO vehicles and settlement of debt obligations at a discount.

The Company is subject to various financial covenants and restrictions by each of the Company’s CDO and credit facilities. Based on the unaudited financial statements in this release, the Company believes that it was in compliance with all credit facility financial covenants and restrictions as of June 30, 2009 with the exception of one financial covenant with Wachovia. The Company has obtained a waiver of this covenant for June 30, 2009 and the covenant was subsequently amended in conjunction with the debt restructuring with this financial institution in July as previously disclosed.

Portfolio Activity

During the quarter, Arbor purchased two AAA-rated commercial mortgage-backed securities at a discounted price of approximately $11 million with a face amount of $15 million. No loans were originated during the quarter.

During the quarter, two loans paid off with an outstanding balance of approximately $84 million, including a $23.8 million loss on the payoff of one loan and five loans had significant paydowns totaling approximately $33 million. In addition, 12 loans were either refinanced or modified with Arbor totaling $375 million, of which five loans totaling approximately $189 million were scheduled to repay during the quarter.

Additionally, four loans totaling approximately $182 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At June 30, 2009, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.2 billion, with a weighted average current interest pay rate of 5.17%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.8 billion, with a weighted average interest rate of 3.45% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

As of June 30, 2009, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable rate loans.

In April 2009, the Company foreclosed on a property in which the Company has a $4.0 million bridge loan with a carrying value of $2.9 million. As of June 30, 2009, the Company recorded this investment on its balance sheet as real estate owned at fair value and recorded a $0.1 million net loss from operations for the quarter.

During the second quarter of 2009, the Company recorded $23.0 million in loan loss reserves related to 12 loans with a carrying value of approximately $199.8 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At June 30, 2009, the Company’s total loan loss reserves were $221.0 million relating to 22 loans with an aggregate carrying value before reserves of approximately $605.7 million.

The Company had nine non-performing loans with a carrying value of approximately $188.4 million, net of related loan loss reserves of $97.2 million as of June 30, 2009, compared to nine non-performing loans with a carrying value of approximately $198.4 million, net of related loan loss reserves of $86.0 million as of March 31, 2009. Income recognition on these loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Dividend

The Board of Directors and the Company have elected not to pay a common stock dividend for the quarter ended June 30, 2009. The Company decided, based on the continued difficult economic environment, to retain capital for working capital purposes.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. There were no new loans and investments originated during the quarter with equity participation interests.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 543-6407 for domestic callers and (617) 213-8898 for international callers.  The participant passcode for both is 41004565.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through September 7, 2009.  In addition, a telephonic replay of the call will be available until August 14, 2009.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  Please use passcode: 82605211.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 12 through 13 of this release.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue:
Interest income	$31,687,984	$51,869,164	$62,188,007	$107,285,494
Property operating income	1,587,692	-	3,058,488	-
Other income	782,410	28,629	798,660	49,322
Total revenue	34,058,086	51,897,793	66,045,155	107,334,816

Expenses:
Interest expense	21,091,121	27,857,322	40,241,937	59,161,421
Employee compensation and benefits	3,509,911	2,686,002	5,901,895	4,663,345
Selling and administrative	2,681,579	2,793,161	4,763,921	4,331,227
Property operating expenses	1,612,965	-	2,944,110	-
Depreciation and amortization	283,022	-	566,044	-
Other-than-temporary impairment	382,130	-	382,130	-
Provision for loan losses	23,000,000	2,000,000	90,500,000	5,000,000
Loss on restructured loans	23,790,835	-	32,827,749	-
Management fee - related party	6,277,623	2,153,838	7,000,000	4,733,272
Total expenses	82,629,186	37,490,323	185,127,786	77,889,265

(Loss) income before gain on exchange of profits interest, gain on extinguishment of debt, loss on termination of swaps and loss from equity affiliates	(48,571,100)	14,407,470	(119,082,631)	29,445,551
Gain on exchange of profits interest	-	-	55,988,411	-
Gain on extinguishment of debt	21,464,957	-	47,731,990	-
Loss on termination of swaps	(8,729,408)	-	(8,729,408)	-
Loss from equity affiliates	(12,664,152)	(562,000)	(10,157,018)	(562,000)

Net (loss) income	(48,499,703)	13,845,470	(34,248,656)	28,883,551

Net income attributable to noncontrolling interest	57,292	2,117,464	18,562,077	4,450,754

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(48,556,995)	$11,728,006	$(52,810,733)	$24,432,797

Basic (loss) earnings per common share	$(1.92)	$0.56	$(2.09)	$1.18

Diluted (loss) earnings per common share	$(1.92)	$0.56	$(2.09)	$1.18

Dividends declared per common share	$-	$0.62	$-	$1.24

Weighted average number of shares of common stock outstanding:

Basic	25,333,564	20,906,383	25,238,515	20,739,081

Diluted	25,333,564	24,721,660	25,238,515	24,562,520

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$29,517,467	$832,041
Restricted cash	66,605,006	93,219,133
Loans and investments, net	1,925,689,370	2,181,683,619
Available-for-sale securities, at fair value	146,973	529,104
Securities held-to-maturity, net	68,884,086	58,244,348
Investment in equity affiliates	66,264,744	29,310,953
Real estate owned, net	48,267,318	46,478,994
Due from related party	-	2,933,344
Prepaid management fee - related party	26,340,397	26,340,397
Other assets	71,054,687	139,664,556
Total assets	$2,302,770,048	$2,579,236,489

Liabilities and Equity:
Repurchase agreements	$4,388,250	$60,727,789
Collateralized debt obligations	1,113,600,316	1,152,289,000
Junior subordinated notes to subsidiary trust issuing preferred securities	259,173,610	276,055,000
Notes payable	442,186,353	518,435,437
Notes payable-related party	-	4,200,000
Mortgage note payable	41,440,000	41,440,000
Due to related party	4,745,351	993,192
Due to borrowers	5,983,548	32,330,603
Deferred revenue	77,123,133	77,123,133
Other liabilities	82,187,665	134,647,667
Total liabilities	2,030,828,226	2,298,241,821

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,666,810 shares issued, 25,387,410 shares outstanding at June 30, 2009 and 25,421,810 shares issued, 25,142,410 shares outstanding at December 31, 2008	256,668	254,218
Additional paid-in capital	449,733,531	447,321,186
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(115,754,033)	(62,939,722)
Accumulated other comprehensive loss	(57,210,449)	(96,606,672)
Total Arbor Realty Trust, Inc. stockholders’equity	270,002,356	281,005,649
Noncontrolling interest in consolidated entity	1,939,466	(10,981)
Total equity	271,941,822	280,994,668
Total liabilities and equity	$2,302,770,048	$2,579,236,489

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

June 30, 2009

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$270,002,356

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	57,210,449

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$385,287,989

Adjusted book value per share	$15.18

GAAP book value per share	$10.64

Common shares outstanding	25,387,410

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(48,556,995)	$11,728,006	$(52,810,733)	$24,432,797

Add:
Noncontrolling interest in operating partnership	-	2,117,464	-	4,450,754
Depreciation - real estate owned	283,022	170,913	566,044	170,913
Depreciation - investment in equity affiliates	214,599	750,532	419,923	750,532

Funds from operations ("FFO")	$(48,059,374)	$14,766,915	$(51,824,766)	$29,804,996

Diluted FFO per common share	$(1.90)	$0.60	$(2.05)	$1.21

Diluted weighted average shares outstanding	25,333,564	24,721,660	25,238,515	24,562,520

c.) Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The Company also uses FFO for the calculation of the incentive management fee payable to the Company’s manager, Arbor Commercial Mortgage, LLC.  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Arbor considers gains and losses on the sales of real estate investments to be  a normal part of our recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Second Quarter 2009 Results
August 7, 2009

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

	Initial ART			Current			Approximate				Current
	Investment		Investment	Cash Equity			Square		Property		Debt Balance
Name	Amount		Date	Investment	Profit %		Footage		Type	Location	on Property		Comments

80 Evergreen	$384		3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126		3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,516		Property refinanced July 2005

Prime Portfolio	2,100		4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,194,874		Properties refinanced

450 W. 33rd St	1,500		4Q03	1,137	0.58	% (1)	1,746,734		Office	New York City	517,000

Toy Building	10,000		2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-		2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-		3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	9,019

Ashley Court Apartments	-		3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-		1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	(5)	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220		3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500		4Q07	3,500	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-		2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1)	Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2)	Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3)	Amount represents approximate acreage of property.
(4)	Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5)	As of June 30, 2009, the Company had loan loss reserves associated with this investment of $83.9 million reducing the outstanding balance to $16.3 million.